Exhibit 10.3

VEECO INSTRUMENTS INC.

NOTICE OF RESTRICTED STOCK AWARD

Veeco Instruments Inc. (the “Company”), is pleased to confirm the award to the employee named below (“Participant”) of restricted shares of common stock, par value $0.01 per share, of the Company described below.

Participant:	__________________

Award Date:	__________________

Aggregate number of shares of Restricted Stock subject to the Award (the “Award”):	______________ Shares

Vesting/Lapsing of Restrictions:	One-third of the shares comprising the Award will vest on each of first three anniversaries of the Award Date.

Additional Provisions:

This Award shall be subject to the terms and conditions set forth in the Veeco Instruments Inc. Terms and Conditions of Restricted Stock Award (June 2006) (the “Terms and Conditions”). Unless Participant notifies Veeco within 10 days following receipt of this notice that he or she declines this Award, Participant will be deemed to have accepted and agreed to the Terms and Conditions. Any such notice should be in writing and sent to Veeco Instruments Inc., Attention: General Counsel, 100 Sunnyside Boulevard, Suite B, Woodbury, NY 11797 or by facsimile to 516-677-0380.

VEECO INSTRUMENTS INC.

By:________________________

Name:

Title:

VEECO INSTRUMENTS INC.

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD
(JUNE 2006)

These TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD (JUNE 2006) (these “Terms and Conditions”) apply to any award by Veeco Instruments Inc., a Delaware corporation (the “Company”), of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to certain restrictions (“Restricted Stock”), pursuant to the Veeco Instruments Inc. 2000 Stock Incentive Plan (as it may be amended from time to time, the “Plan”), which specifically references these Terms and Conditions.

ARTICLE I
DEFINITIONS

Section 1.1             In General.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan and/or the applicable Notice of Restricted Stock Award.  In addition, wherever the following term is used in these Terms and Conditions, it shall have the meaning specified below, unless the context clearly indicates otherwise.

Section 1.2             “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 4.2 and the exposure to forfeiture set forth in Section 3.1.

ARTICLE II.
RESTRICTED STOCK  AWARD

Section 2.1             Award of Restricted Stock.  The Award is made in consideration of the Participant’s agreement to remain in the employ of the Company and for other good and valuable consideration which the Committee has determined exceeds the aggregate par value of the shares of Common Stock subject to the Award.

Section 2.2             Award Subject to Plan.  The Award is subject to the terms and provisions of the Plan, including without limitation Section 8 thereof.

ARTICLE III.
RESTRICTIONS

Section 3.1             Forfeiture; Repurchase Right.  Unless otherwise provided by written agreement between the Company and Participant, any shares of Restricted Stock which are not vested at the time Participant’s employment with the Company or one of its Subsidiaries terminates shall thereupon be forfeited immediately and without any further action by the Company or the Participant.

Section 3.2             Vesting and Lapse of Restrictions.  Subject to Section 3.1, the Restrictions shall lapse with respect to the Restricted Stock subject to the Award, and the Participant’s rights thereto shall vest, as follows:

Date:	Restrictions Shall Lapse with Respect to:
First Anniversary of Award Date	One-third of the Award
Second Anniversary of Award Date	One-third of the Award
Third Anniversary of Award Date	One-third of the Award

provided, in each case, that the Participant remains continuously employed in active service from the Award Date through such vesting date.

Section 3.3             Legend.  Until such time as the Restrictions have lapsed, the Company may instruct the transfer agent for the Common Stock and/or other record-keepers to include a restrictive code or similar notation in its records (or legend on stock certificates, if any) to denote the Restrictions and any applicable federal and/or state securities laws restrictions relating to Restricted Stock.  The notation or legend may include the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE PLAN AND IN THE TERMS AND CONDITIONS APPLICABLE TO THE RESTRICTED STOCK AWARD, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”

Section 3.4             Payment of Taxes; Issuance of Shares.

(a)           Participant understands, acknowledges and agrees that, unless a Section 83(b) election is made (as described in Section 3.6), the difference between the Fair Market Value of the Restricted Stock at the time it vests, and the amount, if any, paid by the Participant for such stock is subject to state and federal income taxes and Participant is responsible for paying such taxes.  If the Company is required to withhold any such taxes, Participant hereby authorizes the Company to reduce the number of vested shares of Restricted Stock delivered to Participant at the time the restrictions lapse by the number of shares of Restricted Stock required to satisfy such tax withholding requirements (based on the Fair Market Value of shares at such time).  Such shares of vested Restricted Stock shall be returned to the Company.

(b)           In lieu of the reduction of shares delivered described in paragraph (a) above, Participant may pay to the Company the amount of tax required to be withheld in cash, by check or in other form satisfactory to the Company.  Such payment must be made by the date on which the Restrictions lapse or such later date as is established by the Company (not to exceed 15 days after the date on which the Restrictions lapse).

(c)           The Shares will be deposited directly into Participant’s brokerage account with the Company’s approved broker when vested and any applicable withholding obligations have been satisfied.

Section 3.5             Certain Changes in Capitalization.  If the shares of the Company’s Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, the Committee, in its sole discretion, shall have the discretion and power to determine and to make effective provision for acceleration of the time or times at which any Restrictions shall lapse or be removed.  In addition, in the case of the occurrence of any event described in this Section 3.5, the Committee, subject to the provisions of the Plan and these Terms and Conditions, shall make an appropriate and proportionate adjustment in the number and kind of shares of Restricted Stock, to the end that after such event the Participant’s proportionate interest shall be maintained as before the occurrence of such event.  Any such adjustment made by the Committee shall be final and binding upon the Participant, the Company and all other interested persons. In the event that the Participant receives any new or additional or different shares or securities by reason of any transaction or event described in this Section 3.5, such new or additional or different shares or securities which are attributable to the Participant in his capacity as the registered owner of the Restricted Stock then subject to Restrictions, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions.

Section 3.6             Section 83(b) Election.  Participant understands that, under Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), the Participant will recognize as ordinary income the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares at the time the Restrictions on such shares lapse.  Participant understands that, notwithstanding the preceding sentence, Participant may elect to be taxed at the time of the Award Date, rather that at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Award Date. In the event Participant files an 83(b) Election, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares as of the Award Date, and will be responsible for paying all such taxes, and, if applicable, paying the Company the amount of any tax required to be withheld thereon at the time of such election, in the manner set forth in Section 3.4.  Participant further understands that a copy of such 83(b) Election form must be filed with his or her federal income tax return for the calendar year in which the Award falls, and a copy delivered to the Company.  Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the award of Restricted Stock hereunder, and does not purport to be complete or to deal with any state local, or foreign tax requirements that might apply.  PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING THE PARTICIPANT’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FEDERAL GOVERNMENT OR FOREIGN COUNTRY IN WHICH PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF PARTICIPANT’S DEATH.

ARTICLE IV.
OTHER PROVISIONS

Section 4.1             Book Entry; Escrow.  The Shares representing the Restricted Stock will be held in book-entry or global certificate form.  If the Company instead chooses to issue share certificates representing the Restricted Stock, the certificates for the Restricted Stock shall be deposited in escrow with the Secretary or Assistant Secretary of the Company or such other escrow holder as the Company may appoint; provided, however, that in no event shall the Participant retain physical custody of any certificates representing unvested Restricted Stock issued to him.  The deposited certificates shall remain in escrow until all of the Restrictions lapse or shall have been removed.

Section 4.2             Restricted Stock Not Transferable.  No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.2 shall not prevent transfers by will or by applicable laws of descent and distribution.

Section 4.3             Rights as Stockholder.  Except as otherwise provided herein, upon issuance of the shares of Restricted Stock pursuant to Section 4.1, the Participant shall have all the rights of a stockholder with respect to said shares, subject to the Restrictions herein, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares or Restricted Stock; provided, however, that any and all shares of Common Stock received by the Participant with respect to such Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization shall also be subject to the Restrictions until the Restrictions on the underlying shares of Restricted Stock lapse or are removed pursuant to these Terms and Conditions.

Section 4.4             No Right to Continued Employment.  Nothing in these Terms and Conditions or in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause, except as may otherwise be provided by any written agreement entered into by and between the Company and the Participant.

Section 4.5             Governing Law.   The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of these Terms and Conditions regardless of the law that might be applied under principles of conflicts of laws.

Section 4.6             Conformity to Securities Laws.  The Participant acknowledges that the Plan and these Terms and Conditions are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the

Exchange Act.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and these Terms and Conditions shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.7             Amendment, Suspension and Termination.  The Award and these Terms and Conditions may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided by the Plan, neither the amendment, suspension nor termination of the Award or these Terms and Conditions shall, without the consent of the Participant, alter or impair any rights or obligations under any Award.

Section 4.8             Notices.  Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his address shown in the Company records, and to the Company at its principal executive office.

Section 4.9             Severability. The invalidity or unenforceability of any paragraph or provision of these Terms and Conditions shall not affect the validity or enforceability of any other paragraph or provision, and all other provisions shall remain in full force and effect.  If any provision of these Terms and Conditions is held to be excessively broad, then such provision shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

Section 4.10           Certain Provisions Applicable to Participants Employed at International Locations.  The Company will assess its requirements regarding tax, social insurance and any other payroll tax (“Tax-Related Items”) withholding and reporting in connection with the shares of Restricted Stock.  These requirements may change from time to time as laws or interpretations change.  Regardless of the actions of the Company in this regard, Participant hereby acknowledges and agrees that the ultimate liability for any and all Tax-Related Items is and remains his or her responsibility and liability and that the Company makes no representations nor undertakings regarding treatment of any Tax-Related Items in connection with any aspect of the grant of Restricted Stock and does not commit to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate the Participant’s liability regarding Tax-Related Items.  In the event that the Company must withhold any Tax-Related Items as a result of the grant or vesting of the Restricted Stock, Participant agrees to make arrangements satisfactory to the Company to satisfy all withholding requirements.  Participant authorizes the Company to withhold all applicable Tax-Related Items legally due from the Participant from his or her wages or other cash compensation paid him or her by the Company and/or to reduce the number of vested shares of Restricted Stock delivered to Participant at the time the restrictions lapse, as contemplated by Section 3.4(a) above, to satisfy such Tax-Related Items.

Section 4.11           Data Privacy.  Participant consents to the collection, use and transfer of personal data as described in this Section.  Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any shares of stock or directorships held in the

Company, details of all options or any other entitlement to shares of stock (restricted or otherwise) awarded, cancelled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of managing and administering the Plan (“Data”).  Participant further understands that the Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and that the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan (“Data Recipients”).  Participant understands that these Data Recipients may be located in the Participant’s country of residence, the European Economic Area, or elsewhere throughout the world, such as the United States.  Participant authorizes the Data Recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of shares on the Participant’s behalf, to a broker or other third party with whom Participant may elect to deposit any shares of stock acquired upon vesting of the shares of Restricted Stock.  Participant understands that he or she may, at any time, review the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company.  Withdrawal of consent may, however, affect Participant’s ability to participate in the Plan.

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